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                                                                     Exhibit 4.3

                             SUPPLEMENTAL INDENTURE

                  This SUPPLEMENTAL INDENTURE is dated as of August 28, 1995 and made by Geotek Communications, Inc., a Delaware corporation (the "Company" or "Borrower") and each of the entities signing this Supplemental Indenture as a Guarantor (each a "Guarantor") to IBJ SCHRODER BANK & TRUST COMPANY, a banking company organized under the laws of the State of New York, as trustee (the "Trustee") and for the equal and ratable benefit of the holders of the Company's 15% Senior Secured Discount Notes due 2005 (the "Notes"). This Supplemental Indenture is being entered into pursuant to Section 4.18 of that certain Indenture governing the Notes (the "Indenture") dated as of June 30, 1995 by and between the Company and the Trustee. Unless otherwise defined herein, words, terms and/or phrases which are defined in the Indenture and used herein are so used as so defined.

                  NOW, THEREFORE, for good and valuable consideration received, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereto jointly and severally agrees as follows:

        I. Guaranty. Guarantor hereby, unconditionally and irrevocably, guaranties to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors, and assigns, irrespective of the validity and enforceability of the Indenture, the Securities, the Pledge Agreements, the Note Pledge Agreements, the Security Agreements or any other security arrangements or the obligations of the Company thereunder, that: (a) the Accreted Value of and interest on the Securities will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee thereunder or under the Securities, the Indenture, the Pledge Agreements, the Note Pledge Agreements, the Security Agreements or any other security arrangements pursuant to any supplements to the Indenture will be promptly paid in full or performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount guaranteed hereunder or any performance so guaranteed hereunder for whatever reason, Guarantor shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities, the Indenture, the Pledge Agreements, the Note Pledge Agreements, the Security Agreements or any other security arrangements, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that its guaranty under this Supplemental Indenture will not be discharged except by complete performance of the obligations contained in the Securities, the Indenture, the Pledge Agreements, the Note Pledge Agreements, the Security Agreements and any other security arrangements pursuant to any supplements to the Indenture or in accordance with Section 10.12 and Section 4.18(f) of the Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any Custodian,

                                      -1-


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Trustee, liquidator or other similar official acting in relation to either the
Company or any Guarantor, any amount paid by either to the Trustee or such Holder, such Guarantor's guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor hereby agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereunder. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereunder may be accelerated as provided in Article Six of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by Guarantor for the purpose of this Guarantee. Notwithstanding anything herein to the contrary, in the event that this Guarantee by any Guarantor would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the applicable Guarantor under its Guarantee hereunder shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

     II. Subordination.

                  1. The obligations of each Guarantor pursuant to this Supplemental Indenture is subordinated in right of payment, to the extent and in the manner provided in this Section 2, to the prior payment in full of any and all Indebtedness outstanding on the date hereof or hereafter incurred by such Guarantor to finance the construction or acquisition of Telecommunications Assets by such Guarantor for use by such Guarantor in the United States ("Senior Financing Indebtedness").

                   2. a. Upon any payment or distribution of assets of any
                  any Guarantor of any kind or character, whether in cash, property or securities, to creditors upon (A) any dissolution or winding-up or total or partial liquidation or reorganization of such Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (B) any bankruptcy or insolvency case or proceeding in connection therewith, relative to Guarantor or its assets, (C) any assignment for the benefit of creditors or any other marshalling of assets of such Guarantor, all obligations due, or to become due, in respect of Senior Financing Indebtedness shall first indefeasibly be paid in full, or provision shall have been made for such payment, in cash, cash equivalents or otherwise in a manner satisfactory to the holders of Senior Financing Indebtedness, before any payment is made on account of the Guaranty of such Guarantor hereunder, except that Securityholders may receive securities that are subordinated to at least the same extent as the Securities are to (A) Senior Financing Indebtedness and (B) any securities issued in exchange for Senior Financing Indebtedness. Upon any such dissolution, winding-up, liquidation or reorganization, any payment or distribution of assets of Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provisions hereof, shall be paid by such Guarantor or by any receiver,

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                  trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the Securities or by the Trustee if received by them, directly to the holders of Senior Financing Indebtedness of such Guarantor (pro rata to such holders on the basis of the amounts of Senior Financing Indebtedness of such Guarantor held by such holders) or to the trustee or trustees under any indenture pursuant to which any of such Senior Financing Indebtedness may have been issued, as their interests may appear, for application to the payment of Senior Financing Indebtedness of such Guarantor remaining unpaid until all such Senior Financing Indebtedness has been indefeasibly paid in full, or provisions shall have been made for such payment, in cash, cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Financing Indebtedness, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Financing Indebtedness.

                           b. Prior to any payment by a Guarantor under this
                  Agreement, all obligations due and owing prior to such payment in respect of Senior Financing Indebtedness shall first indefeasibly be paid in full, or provision shall have been made for such payment, in cash, cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Financing Indebtedness, except that Securityholders may receive securities that are subordinated to at least the same extent as the Securities are to (A) Senior Financing Indebtedness and (B) any securities issued in exchange for Senior Financing Indebtedness.

                           c. For purposes of this Section 2, the words "cash,
                  property or securities" shall not be deemed to include securities of any Guarantor or any other corporation provided for by a plan or reorganization or readjustment which are subordinated, to at least the same extent as the Securities, to the payment of all Senior Financing Indebtedness of such Guarantor then outstanding or to the payment of all securities issued in exchange therefor to the holders of Senior Financing Indebtedness at the time outstanding. The consolidation of a Guarantor with, or the merger of a Guarantor with or into, another corporation or the liquidation or dissolution of a Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety to another corporation upon the terms and conditions provided in Section 3 hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Section 3 hereof.

                  3. If the Trustee or any Securityholder receives any payment from a Guarantor with respect to the Securities, whether in cash, property or securities (other than securities that are subordinated to at least the same extent as the Securities are to (i) Senior Financing Indebtedness and (ii) any securities issued in exchange for Senior Financing Indebtedness), at a time when such payment is prohibited by this Section 2, such payment shall be held by the Trustee or such Securityholder, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Financing Indebtedness of such Guarantor then entitled to payment hereunder (pro rata to such holders on the basis of the amount of Senior Financing Indebtedness of such Guarantor then due hereunder held by such holders) for application to the payment of all obligations with respect to such Senior Financing Indebtedness remaining unpaid to the extent necessary to pay such obligations in full, in cash, cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Financing Indebtedness, in accordance with the terms of such Senior Financing Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Financing Indebtedness.

                  With respect to the holders of Senior Financing Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Section 2, and no implied covenants or obligations with respect to the holders of Senior Financing Indebtedness shall be read into this Supplemental Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Financing Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Securityholders or the Company or any other person money or assets to which any holders of Senior Financing Indebtedness shall be entitled by virtue of this Section 2, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

                  4. This Section defines the relative rights of Securityholders and holders of Senior Financing Indebtedness. Nothing in this Supplemental Indenture shall:

                           a. impair, as between the Company, the Guarantors and
                  Securityholders, the obligations of the Company and the Guarantors, which are absolute and unconditional (except as set forth in Section 1 hereof), to pay principal of and interest on the Securities in accordance with their terms;

                           b. affect the relative rights of Securityholders and
                  creditors of the Company and the Guarantors other than their rights in relation to holders of Senior Financing Indebtedness; or

                           c. prevent the Trustee or any Securityholder from
                  exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Financing Indebtedness to receive distributions and payments otherwise payable to Securityholders.

                           If a Guarantor fails because of this Section to pay
                  principal of or interest on a Security on the due date, the failure is still a Default or Event of Default.

                  5. No right of any present or future holder of Senior Financing Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities and the obligations related thereto shall




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         be prejudiced or impaired by any act or failure to act by any such holder or by the Company or any Guarantor, the Trustee or any Agent or by the failure of the Company or any Guarantor to comply with the Indenture or this Supplemental Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

                  Without limiting the effect of the preceding paragraph, any holder of Senior Financing Indebtedness may at any time and from time to time without the consent of or notice to any other holder or to the Trustee, without impairing or releasing any of the rights of any holder of Senior Financing Indebtedness under this Supplemental Indenture, upon or without any terms or conditions and in whole or in part:

                           a. change the manner, place or term of payment, or
                  change or extend the time of payment of, renew or alter any Senior Financing Indebtedness or any other liability of a Guarantor or the Company to such holder, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the provisions of this Section 2 shall apply to the Guaranty as so changed, extended, renewed or altered;

                           b. notwithstanding the provisions of Section 3
                  hereof, sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, any Senior Financing Indebtedness or any other liability of a Guarantor to such holder or any other liabilities incurred directly or indirectly in respect thereof or hereof or any offset thereagainst;

                           c. exercise or refrain from exercising any rights or
                  remedies against a Guarantor or others or otherwise act or refrain from acting or, for any reason, fail to file, record or otherwise perfect any security interest in or lien on any property of a Guarantor or any other person; and

                           d. settle or compromise any Senior Financing
                  Indebtedness or any other liability of a Guarantor to such holder, or any security therefor, or any liability incurred directly or indirectly in respect thereof.

                  6. Notwithstanding the provisions of this Section 2 or any other provision of the Indenture or this Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment or distribution by the Trustee, or the taking of any action by the Trustee, and the Trustee or Paying Agent may continue to make payments on the Securities unless it shall have received at its Corporate Trust Office at least 5 Business Days prior to the date of such payment written notice of facts that would cause the payment of any obligations with respect to the Securities to violate this Section 2. The Trustee may conclusively rely on such notice. Only the Company, a Guarantor or a holder of Senior Financing Indebtedness (which is satisfactorily identified to the Trustee) may give the notice.


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                  7. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under the Indenture, the term "Trustee" as used in this Section 2 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Section 2 in addition to or in place of the Trustee.

                  8. The agreements contained in this Section 2 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Financing Indebtedness is rescinded or must otherwise be returned by any holder of Senior Financing Indebtedness upon the insolvency, bankruptcy or reorganization of a Guarantor or otherwise, all as though such payment had not been made.

III.     Successor Guarantors.

                  1. Subject to the terms and conditions of Section 3(c) hereof and Section 4.18(e) of the Indenture, no Guarantor may consolidate or merge with or into (whether or not such Guarantor is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another person unless:

                           a. such Guarantor is the surviving person or the
                  person formed by or surviving any such consolidation or merger (if other than such Guarantor) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

                           b. the person formed by or surviving any such
                  consolidation or merger (if other than such Guarantor) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of such Guarantor, pursuant to a supplemental guaranty agreement which shall be in form and substance reasonably satisfactory to the Trustee and shall be accompanied by an Opinion of Counsel as to the enforceability thereof, under the Securities and the Indenture;

                           c. no Default or Event of Default shall have occurred
                  and be continuing on the date of such transaction or shall occur as a result of such transaction; and

                           d. such Guarantor or the person formed by or
                  surviving any such consolidation or merger, or the person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (i) will have Consolidated Net Worth immediately after the transaction (but prior to any purchase accounting adjustments or accrual of deferred tax liabilities resulting from the transaction) not less than the Consolidated Net Worth of such Guarantor immediately preceding the transaction and (ii) will have an Indebtedness to Annualized Operating Cash Flow Ratio immediately after the transaction that does not exceed such



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                  Guarantor's Indebtedness to Annualized Operating Cash Flow
                  Ratio immediately preceding the transaction in respect of the same period.

                  2. In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental guaranty agreement, executed and delivered to the Trustee and satisfactory in form to the Trustee, of this Guarantee and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by such Guarantor, such successor corporation shall succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any Guarantees to be endorsed upon the Securities issuable under the Indenture which heretofore shall not have been signed by the Company and delivered to the Trustee. This Guarantee shall in all respects have the same legal rank and benefit under the Indenture and this Supplemental Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture and this Supplemental Indenture as though all of such Guarantees had been issued at the same date.

                  3. Except as set forth in Articles Four and Five of the Indenture, nothing contained in the Indenture or this Supplemental Indenture shall prevent any consolidation or merger of a Guarantor with or into the Company or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company.

                  4. In the event of a sale or other disposition of all of the assets of a Guarantor, by way of merger, consolidation or otherwise or a sale or other disposition of all of the Capital Stock of a Guarantor (other than to a Subsidiary of the Company), then such Guarantor (in the event of a sale or other disposition, by way of such merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the person acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantee hereunder, provided that the proceeds of such sale or other disposition are applied in accordance with the provisions of Section 4.12 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.12 thereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee hereunder. Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Securities and for the other obligations of any Guarantor under the Indenture.

     IV. Representations and Warranties. Each Guarantor represents and warrants to Trustee and each Holder that:

                  1. Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and (ii) has all requisite corporate power and authority to execute, deliver and perform this Supplemental Indenture;

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                  2. the execution, delivery and performance of this
         Supplemental Indenture by Guarantor has been duly authorized by all necessary corporate action;

                  3. this Supplemental Indenture is the legally valid and binding obligation of Guarantor and is enforceable against Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally or equitable principles of general applicability (whether such actions are deemed to be at law or in equity); and

                  4. all of the Company's wholly-owned direct and indirect subsidiaries organized under the laws of a state of the United States or the District of Columbia and doing business in the United States (other than such subsidiaries which have assets with an aggregate Fair Market Value of less than $100,000 and which do not hold any Licenses) have executed and delivered this Supplemental Indenture as a Guarantor.

     V. Amendment.

                  1. The Trustee and the Guarantors may amend, waive or supplement this Supplemental Indenture without notice to or the consent of any Holder:

                           a. to cure any ambiguity, defect or inconsistency;

                           b. to comply with Article Five of the Indenture or
                  Section 3 hereof;

                           c. to comply with any requirements of the SEC in
                  order to effect or maintain the qualification of the Indenture under the TIA;

                           d. to make any change that would provide any
                  additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder.

                  Notwithstanding the above, the Trustee and the Guarantors may not make any change that adversely affects the rights of any Holders hereunder. The Company shall be required to deliver to the Trustee an Opinion of Counsel stating that any such change made pursuant to paragraph (i) or (iv) of this Section 5(a) does not adversely affect the rights of any Holder.

                  2. The Trustee and the Guarantors may amend this Supplemental Indenture with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and the Holders of at least a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Supplemental Indenture.

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                  Notwithstanding the provisions of this Section 5(b), without the consent of each Holder affected, an amendment or waiver may not (i) reduce the percentage in principal amount of outstanding Securities the Holders of which must consent to an amendment or supplement to or waiver of any provision of or consent to take any action under this Supplemental Indenture or (ii) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities. It shall not be necessary for the consent of the Holders under this
         Section 5(b) to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 5(b) becomes effective, the Guarantors shall mail to the Holder of each Security affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Guarantors to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any amendment, supplement or waiver.

     VI. Successors and Assigns. This Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     VII. Governing Law; Jurisdiction.

     This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. Each Guarantor irrevocably submits to the jurisdiction of any United States or State court located in the State of New York in any suit or proceeding based on or arising under this Supplemental Indenture and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each Guarantor irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. Each Guarantor hereby agrees to designate and appoint CT Corporation System, 1633 Broadway, New York, NY 10019 as an agent upon whom process may be served in any suit or proceeding based on or arising under this Supplemental Indenture. Each Guarantor further agrees that service of process upon such Guarantor, or upon an agent appointed pursuant to the preceding sentence accompanied with written notice of said service to such Guarantor, as the case may be, mailed by first class mail shall be deemed in every respect effective service of process upon such Guarantor in any such suit or proceeding. Nothing herein shall affect the Trustee's or any Holder's right to serve process in any other manner permitted by law. Each Guarantor agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     VIII. Notices.

     Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

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                           If to a Guarantor to such Guarantor at:

                           c/o      Geotek Communications, Inc.
                                    20 Craig Road
                                    Montvale, NJ  07645
                                    Attention:  General Counsel

                           If to the Trustee to:

                                    IBJ Schroder Bank & Trust Company
                                    One State Street
                                    New York, NY  10004
                                    Attention:       Corporate Trust and Agency
                                                     Administration

     The parties hereto by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed, postage prepaid, to a Holder shall be mailed by first class mail to such Holder at the address of such Holder as it appears on the Securities register maintained by the Registrar under the Indenture and shall be sufficiently given to such Holder if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     IX. Headings. All headings in this Supplemental Indenture are included herein for convenience of reference only and shall not constitute a part of this Supplemental Indenture for any other purpose or be given any substantive effect.

     X. Termination of Supplemental Indenture. This Supplemental Indenture, and all obligations of Guarantor hereunder, shall automatically terminate without any further action being required on the part of the Company or any Guarantor upon the earlier of (a) full and final payment of all obligations of the Company under the Securities, the Indenture, the Pledge Agreements, the Note Pledge Agreements, the Security Agreements and any other security arrangements pursuant to any supplements to the Indenture; (b) a defeasance of the Notes (whether in the form of covenant or legal defeasance) in accordance with the terms of the Indenture; (c) the prior written consent of the holders of at least 66 2/3% of the aggregate principal amount of the Securities outstanding on a Collateral Release Request Date; or (d) the consummation of a Collateral Release Offer (in the case of (c) or (d), in accordance with the terms, conditions and procedures set forth in Section 10.12 of the Indenture). The Trustee shall return all originally executed copies of this Supplemental Indenture which the Trustee has in its possession, and any executed copies of any supplements to the Indenture hereafter delivered to the Trustee by any subsidiary of the Company which hereafter becomes a Guarantor, upon any termination of this Supplemental Indenture. If, at any time, all or part of any payment under the Indenture or this Supplemental Indenture is rescinded or otherwise must be returned by Trustee or any Holder for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of a Guarantor or any other person), this Supplemental Indenture shall continue to be effective or shall

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be reinstated as to the obligations which were satisfied by the payment to be rescinded or returned, all as though such payment had not been made.

     XI. Counterparts. This Supplemental Indenture and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by the different parties in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute one and the same instrument. This Supplemental Indenture shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

        IN WITNESS WHEREOF, this Supplemental Indenture has been duly executed as of the date and year first above written by each of the Guarantors listed below.

                                         ANSA COMMUNICATIONS, INC.
                                         CLW COMMUNICATIONS, INC.
                                         CUMULOUS HOLDING CORP., INC.
                                         GEOTEK ACQUISITION CORP.
                                         GEOTEK SUBSIDIARY INDUSTRIES, INC.
                                         METRO NET SYSTEMS, INC.
                                         MOBILE MESSAGE SERVICE OF TEXAS, INC.
                                         OAK HILL COMMUNICATIONS, INC.
                                         POWERSPECTRUM, INC.
                                         POWERSPECTRUM MICROWAVE, INC.
                                         POWERSPECTRUM OF ATLANTA, INC.
                                         POWERSPECTRUM OF BOSTON, INC.
                                         POWERSPECTRUM OF BUFFALO, INC.
                                         POWERSPECTRUM OF CHARLOTTE, INC.
                                         POWERSPECTRUM OF CHICAGO, INC.
                                         POWERSPECTRUM OF CINCINNATI, INC.
                                         POWERSPECTRUM OF D.C., INC.
                                         POWERSPECTRUM OF DALLAS, INC.
                                         POWERSPECTRUM OF DENVER, INC.
                                         POWERSPECTRUM OF GREENSBORO, INC.
                                         POWERSPECTRUM OF HARTFORD, INC.
                                         POWERSPECTRUM OF INDIANAPOLIS, INC.
                                         POWERSPECTRUM OF JACKSONVILLE, INC.
                                         POWERSPECTRUM OF KANSAS CITY, INC.
                                         POWERSPECTRUM OF MEMPHIS, INC.
                                         POWERSPECTRUM OF MIAMI, INC.
                                         POWERSPECTRUM OF MINNEAPOLIS, INC.
                                         POWERSPECTRUM OF NASHVILLE, INC.
                                         POWERSPECTRUM OF NEW ORLEANS, INC.
                                         POWERSPECTRUM OF NEW YORK CITY, INC.
                                         POWERSPECTRUM OF ORLANDO, INC.
                                         POWERSPECTRUM OF PHILADELPHIA, INC.
                                         POWERSPECTRUM OF PHOENIX, INC.
                                         POWERSPECTRUM OF ROCHESTER, INC.
                                         POWERSPECTRUM OF SALT LAKE CITY, INC.
                                         POWERSPECTRUM OF SAN FRANCISCO, INC.
                                         POWERSPECTRUM OF SEATTLE, INC.
                                         POWERSPECTRUM OF TAMPA, INC.
                                         U.S.I. VENTURE CORP.

                                         By: /s/ Yaron Eitan
                                             ---------------------------------
                                             Yaron Eitan, Chairman of each
                                             of the Guarantors

Agreed and Accepted as of this
28th day of August, 1995

IBJ SCHRODER BANK & TRUST COMPANY,
as Trustee

By: /s/ Max Volmer
    ------------------------------
   Name:   Max Volmer
   Title:  Vice President

                                      -12-